Exhibit 99.1

For More Information Contact:
Investors: Media:
Jayne L. Cavuoto-Krafchik Drew Biondo
Director of Investor Relations  Director of Corporate Communications
(516) 812-8217 (516) 812-8208
jcavuoto@deltafinancial.com dbiondo@deltafinancial.com

Delta Financial Announces Securitization Backed by $750 Million in Mortgage Loans

Woodbury, NY - June 8, 2005 - Delta Financial Corporation (Amex: DFC) today announced that it has priced a securitization backed by $750 million of mortgage loans through its subsidiary, Renaissance Mortgage Acceptance Corp. The Renaissance Home Equity Loan Trust 2005-1 is a senior subordinate structure, with fully funded over-collateralization (credit enhancement) at closing. Standard & Poor’s, Moody’s Investors Services, Inc. and Dominion Bond Rating Service rated the securities. The securitization was co-lead managed by RBS Greenwich Capital Markets, Inc and Citicorp Global Markets and co-managed by Friedman, Billings, Ramsey Group.

About the Company
Founded in 1982, Delta Financial Corporation is a Woodbury, New York-based specialty consumer finance company that originates, securitizes and sells non-conforming mortgage loans. Delta’s loans are primarily secured by first mortgages on one- to four-family residential properties. Delta originates non-conforming loans primarily in 29 states through a network of approximately 2,300 independent brokers and the Company’s retail offices. Since 1991, Delta has completed 43 asset-backed securitizations, collateralized by approximately $12.4 billion in mortgage loans.
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